EXHIBIT 4.1

EXECUTION VERSION

SECOND SUPPLEMENTAL NOTE PURCHASE AGREEMENT

AptarGroup, Inc.

475 West Terra Cotta Avenue, Suite E

Crystal Lake, Illinois  60014

As of September 5, 2012

To Each of the Purchasers

Named in the Supplemental

Purchaser Schedule Exhibit A Attached Hereto (each, a “Supplemental Purchaser”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of July 31, 2008 between AptarGroup, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed in Schedule A thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of November 30, 2010 and as supplemented by that certain Supplemental Note Purchase Agreement dated as of November 30, 2010 (as hereinafter further amended and supplemented, the “Agreement”).  Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 1.2 of the Agreement, the Company agrees with you as follows:

A.                            Subsequent Series of Notes.  The Company has authorized the issue and sale of (i) $75,000,000 aggregate principal amount of Notes to be designated as its 3.25% Senior Notes, Series 2008-C-1, due September 5, 2022 (the “Series 2008-C-1 Notes”) and (ii) $50,000,000 aggregate principal amount of Notes to be designated as its 3.40% Senior Notes, Series 2008-C-2, due September 5, 2024 (the “Series 2008-C-2 Notes”, and together with the Series 2008-C-1 Notes, the “Series 2008-C Notes,” such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Agreement).  The Series 2008-C Notes shall be substantially in the form attached to the Agreement as Exhibit 1.2(B), with such changes therefrom, if any, as may be approved by you and the Company.

B.                           Purchase and Sale of Series 2008-C Notes.  Subject to the terms and conditions of the Agreement and this Second Supplemental Note Purchase Agreement, the Company hereby agrees to issue and sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series 2008-C Purchasers”) and each Series 2008-C Purchaser agrees to purchase from the Company at the Series 2008-C Closing (as defined below) the aggregate principal amount and tranche of the Series 2008-C Notes set opposite such Series 2008-C Purchaser’s name in such Supplemental Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The obligations of the Series 2008-C Purchasers hereunder are several and not joint obligations, and no Series 2008-C Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Series 2008-C Purchaser hereunder.

C.                           Closing.  The sale and purchase of the Series 2008-C Notes shall take place at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, IL 60603 at 10:00 a.m. Chicago time, at a closing (the “Series 2008-C Closing”) on September 5, 2012.  At the Series 2008-C Closing, the Company will deliver to each Series 2008-C Purchaser the Series 2008-C Notes of the tranche to be purchased by such Series 2008-C Purchaser in the form of a single Series 2008-C Note (or such greater number of Series 2008-C Notes in denominations of at least $500,000 as such Series 2008-C Purchaser may request) dated the date of the Series 2008-C Closing and registered in its name (or in the name of its nominee), against delivery by such Series 2008-C Purchaser to the Company or its order of immediately available funds for the Company’s account to account number 8188-9-00150 at Bank of America, 100 West 33rd Street, New York, New York 10001, ABA #026009593.  If at the Series 2008-C Closing the Company shall fail to tender such Series 2008-C Notes to any Series 2008-C Purchaser as provided above in this Section C, or any of the conditions specified in Section 4 of the Agreement, as modified or expanded by Section D hereof, shall not have been fulfilled to such Series 2008-C Purchaser’s satisfaction, such Series 2008-C Purchaser shall, at its election, be relieved of all further obligations under the Agreement and this Second Supplemental Note Purchase Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

D.                            Conditions to Series 2008-C Closing.  The obligation of each Series 2008-C Purchaser to purchase and pay for the Series 2008-C Notes to be purchased by such Series 2008-C Purchaser hereunder at the Series 2008-C Closing is subject to the fulfillment to its satisfaction, prior to or at the Series 2008-C Closing, of the conditions set forth in Section 4 of the Agreement, (i) except that all references therein to any “Purchaser” shall be deemed to refer to the Series 2008-C Purchasers, all references therein to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Second Supplemental Note Purchase Agreement, all references therein to the Series 2008-A Notes shall be deemed to refer to the Series 2008-C Notes and all references therein to the Closing shall be deemed to refer to the Series 2008-C Closing and (ii) except for such changes to such conditions as are set forth in Exhibit B.

E.                          Prepayments.  The Series 2008-C Notes are not subject to mandatory prepayment by the Company.  The Series 2008-C Notes shall be subject to prepayment only pursuant to the optional prepayments permitted by Section 8.2 of the Agreement.

F.                           Representations and Warranties of the Company.  The Company represents and warrants to each Series 2008-C Purchaser that each of the representations and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof (i) except that all references therein to any “Purchaser” and “you” shall be deemed to refer to the Series 2008-C Purchasers, all references therein to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Second Supplemental Note

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Purchase Agreement, all references therein to “Notes” shall be deemed to include the Series 2008-C Notes, all references therein to the Series 2008-A Notes shall be deemed to refer to the Series 2008-C Notes and all references therein to the Closing shall be deemed to refer to the Series 2008-C Closing and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit C (with the Section references thereinafter set forth corresponding to the similar sections of the Note Purchase Agreement which are supplemented thereby).

G.                            Purchaser Representations and Warranties.  Each Series 2008-C Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof as to such Series 2008-C Purchaser except that all references to “Purchaser” therein shall be deemed to refer to the Series 2008-C Purchasers, all references to “Notes” therein shall be deemed to include the Series 2008-C Notes and all references to the Series 2008-A Notes shall be deemed to refer to the Series 2008-C Notes.

H.                           Covenants of the Company.  In addition to the covenants and agreements set forth in the Agreement, the Company covenants and agrees for the benefit of each Series 2008-C Purchaser and each other holder of a Note that:

The Company will not and will not permit any Controlled Entity (as defined in Section 5.16) to (a) become a Blocked Person (as defined in Section 5.16) or (b) have any investments in or engage in any dealings or transactions with any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.

I.                         Series 2008-C Notes Issued under and Pursuant to Agreement.  Except as otherwise expressly provided above (and expressly permitted by the Agreement), all of the provisions of the Agreement are incorporated by reference herein and shall apply to the Series 2008-C Notes as if expressly set forth in this Second Supplemental Note Purchase Agreement.  Accordingly, the Series 2008-C Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

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The execution hereof by the Series 2008-C Purchasers shall constitute a contract among the Company and the Series 2008-C Purchasers for the uses and purposes hereinabove set forth.  By their acceptance hereof, each of the Series 2008-C Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement as supplemented by this Second Supplemental Note Purchase Agreement (except as expressly provided above and expressly permitted by the Agreement).

APTARGROUP, INC.

By:	/s/ Stephen J. Hagge
Name:	Stephen J. Hagge
Title:	President and Chief Executive Officer

Accepted as of the date first written above.

METLIFE ALICO LIFE INSURANCE K.K.

By:	MetLife Investment Advisors Company, LLC, its Investment Manager

By:	/s/ Judith A. Gulotta
Name:	Judith A. Gulotta
Title:	Managing Director

Accepted as of the date first written above.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

By:	/s/ David A. Barras
Name:	David A. Barras
Title:	Its Authorized Representative

Accepted as of the date first written above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Dianna Carr
Name:	Dianna Carr
Title:	Vice President

MEDICA HEALTH PLANS

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Dianna Carr
Name:	Dianna Carr
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Dianna Carr
Name:	Dianna Carr
Title:	Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By:	Prudential Investment Management, Inc. (as Investment Manager)

By:	/s/ Dianna Carr
Name:	Dianna Carr
Title:	Vice President

Accepted as of the date first written above.

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

MONY LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

Accepted as of the date first written above.

HORIZON BLUE CROSS BLUE SHIELD OF NEW JERSEY

By: AllianceBernstein LP, its Investment Advisor

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Senior Vice President

Accepted as of the date first written above.

MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
Name:	Michael E. Dau
Title:	Treasurer & Investment Manager

Accepted as of the date first written above.

THE WESTERN AND SOUTHERN LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Jeffrey L. Stainton
Name:	Jeffrey L. Stainton
Title:	Vice President

COLUMBUS LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Jonathan D. Neimeyer
Name:	Jonathan D. Neimeyer
Title:	Senior Vice President

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President

Accepted as of the date first written above.

INTEGRITY LIFE INSURANCE COMPANY SEPARATE ACCOUNT GPO

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President

NATIONAL INTEGRITY LIFE INSURANCE COMPANY SEPARATE GPO

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Kevin L. Howard
Name:	Kevin L. Howard
Title:	Senior Vice President

Accepted as of the date first written above.

KENTUCKY FARM BUREAU MUTUAL INSURANCE COMPANY

By:	/s/ Maureen Williams
Name:	Maureen Williams
Title:	Director, Treasury Management

Accepted as of the date first written above.

AMERICAN FIDELITY ASSURANCE COMPANY
DEARBORN NATIONAL LIFE INSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY
MTL INSURANCE COMPANY
THE MUTUAL SAVINGS LIFE INSURANCE COMPANY
RESERVE NATIONAL INSURANCE COMPANY
UNITED INSURANCE COMPANY OF AMERICA
CATHOLIC UNITED FINANCIAL

By: Advantus Capital Management, Inc.

By:	/s/ Gregory Ortquist
Name:	Gregory Ortquist
Title:	Vice President

Accepted as of the date first written above.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
Name:	David M. Weisenburger
Title:	VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By: American United Life Insurance Company its agent

By:	/s/ David M. Weisenburger
Name:	David M. Weisenburger
Title:	VP, Fixed Income Securities

PIONEER MUTUAL LIFE INSURANCE COMPANY

By: American United Life Insurance Company its agent

By:	/s/ David M. Weisenburger
Name:	David M. Weisenburger
Title:	VP, Fixed Income Securities

Accepted as of the date first written above.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name:	David Divine
Title:	Portfolio Manager

EXHIBIT B

1.                                      In the second sentence of Section 4.2 of the Note Purchase Agreement, “March 31, 2008” shall be replaced with “March 31, 2012.”

2.                                      In Section 4.6 of the Note Purchase Agreement, “Schedule A” shall be replaced with “the Supplemental Purchaser Schedule attached as Exhibit A to the Second Supplemental Note Purchase Agreement.”

EXHIBIT C

1.                                      The first sentence of Section 5.3 of the Note Purchase Agreement shall be replaced with the following:

The Company, through its agent, J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Offering Memorandum dated June 13, 2012 (the “Memorandum”), relating to the transactions contemplated hereby.

2.                                      In the fourth sentence of Section 5.3 of the Note Purchase Agreement, “December 31, 2007” shall be replaced with “December 31, 2011.”

3.                                      The disclosure set forth in Schedule 5.4 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.4.

4.                                      The disclosure set forth in Schedule 5.5 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.5.

5.                                      The disclosure set forth in Schedule 5.11 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.11.

6.                                     The first sentence of Section 5.12(b) of the Note Purchase Agreement shall be replaced with the following:

Except as disclosed in Schedule 5.12, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions used to determine the actuarial accrued liability on an ongoing funding basis in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.

7.                                      The attached Schedule 5.12 shall be added to the Schedules to the Note Purchase Agreement.

8.                                      The first sentence of Section 5.13 of the Note Purchase Agreement, shall be replaced with the following:

Neither the Company nor anyone acting on its behalf has offered the Series 2008-C Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 16 other Institutional

Investors, each of which has been offered the Series 2008-C Notes at a private sale for investment, it being understood that, for purposes of calculating the foregoing number of Institutional Investors, all Purchasers that are affiliated with each other have been deemed to constitute one offeree.

9.                                      In the first sentence of Section 5.15(a) of the Note Purchase Agreement, “June 30, 2008” shall be replaced with “June 30, 2012.”

10.                               The disclosure set forth in Schedule 5.15 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.15.

11.                               Section 5.16 of the Note Purchase Agreement shall be replaced with the following:

(a)         Neither the Company, any Subsidiary of the Company nor any Affiliate of the Company or any such Subsidiary for which the Company or such Subsidiary possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise (a “Controlled Entity”) is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or a Person that is otherwise subject to an OFAC Sanctions Program (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization or government of a country described in clause (ii), a “Blocked Person”).

(b)         No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person or for investment in the Iranian energy sector (as defined in Section 201 (1) of CISADA) except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.

(c)          To the Company’s knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d)         No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.